UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 27, 2025
Date of Report (Date of earliest event reported)

POLARIS INC.
(Exact name of registrant as specified in its charter)

Delaware			1-11411	41-1790959
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

2100 Highway 55	Medina	Minnesota		55340
(Address of principal executive offices)				(Zip Code)
(763) 542-0500
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2025, Polaris Inc. ("Polaris") entered into an amendment (the "Amendment") to its existing credit facility with U.S. Bank National Association, as administrative agent, and the lenders party thereto, dated as of July 2, 2018 (as amended from time to time prior to the date hereof, the "Existing Credit Agreement" and as amended by the Amendment, the "Amended Credit Agreement"). The Amendment amends the Existing Credit Agreement to, among other things: (i) extend the maturity date of the incremental term loan to June 26, 2026; (ii) modify the financial covenants in the Existing Credit Agreement for each quarter ending June 30, 2025 through and including June 30, 2026 (or such earlier date as designated by Polaris) (the "Covenant Relief Period"); (iii) limit Polaris during the Covenant Relief Period from repurchasing shares, paying dividends other than regular quarterly dividends (subject to a cap) and certain other exceptions and the amount of debt certain subsidiaries of Polaris may incur; and (iv) impose a requirement during the Covenant Relief Period that if Polaris fails to maintain an investment grade rating with at least two rating agencies, Polaris and certain of its domestic subsidiaries shall grant liens on substantially all of their domestic personal property (subject to customary exceptions).

The Amended Credit Agreement continues to be subject to various covenants and events of default generally consistent with the Existing Credit Agreement.

The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On June 27, 2025, Polaris prepaid in full all $350.0 million aggregate principal amount of its outstanding senior notes due 2028 with proceeds of revolving loans under the senior credit facilities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Amendment No. 9 dated as of June 27, 2025 to Fourth Amended and Restated Credit Agreement dated as of July 2, 2018, by and among Polaris Inc., certain of its affiliates listed on the signature pages thereto, the lenders listed on the signature pages thereto and U.S. Bank National Association, as administrative agent.

99.1	Press Release dated July 2, 2025 of Polaris Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	July 2, 2025
POLARIS INC.

/s/ Robert P. Mack
Robert P. Mack
Chief Financial Officer